UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2022

Kiromic BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39619	46-4762913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, TX
7707 Fannin Street, Suite 140 Houston, TX	77054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 968-4888

Not Applicable

(Former name or former address, if changed since last report)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KRBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 17, 2022, Kiromic BioPharma, Inc. (the “Company”) executed an engagement letter (the “Letter”) to retain East Wind Securities, LLC (“East Wind”) as the Company’s exclusive financial advisor to assist with, among other things, obtaining capital, restructuring advice, if necessary, and reviewing strategic alternatives, which may include a possible sale of all or a significant portion of the equity securities or assets of the Company (collectively, the “Services”).

During the term of the Letter, East Wind is entitled to receive monthly fees, payable by the Company in exchange for the Services. In addition, East Wind is eligible to receive customary success fees depending on the nature of any consummated transaction.

The Letter may be terminated by either the Company or East Wind upon 30 days’ written notice to the other party.

After executing the Letter, the Company initiated discussions with a private third-party (the “Investor”) to obtain financing through a convertible preferred stock offering. The Company and the Investor executed a non-binding term sheet to complete such a financing arrangement on August 19, 2022. Whether or not the financing with the Investor closes the Company plans to continue to pursue additional sources of financing as well.  There are no assurances that such a financing arrangement will ultimately be consummated between the Company, the Investor and any other financing counterparty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2022	KIROMIC BIOPHARMA, INC.

	By:	/s/ Daniel Clark
Name: Daniel Clark
Title: Chief Financial Officer